Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Stockholder

Nishida Tekko America Corporation

We have audited the accompanying balance sheets of Nishida Tekko America Corporation (the “Company”) as of December 31, 2005 and 2004, and the related statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nishida Tekko America Corporation as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, on January 6, 2006, the Company redeemed the capital stock held by the majority stockholders of BMI Acquisition Company, an unconsolidated affiliate. On July 21, 2006, the outstanding stock of the Company was acquired pursuant to a stock purchase agreement.

/s/ Moss Adams LLP

Bellingham, Washington
September 20, 2006

NISHIDA TEKKO AMERICA CORPORATION

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash	$65,496	$189,288
Related party accounts receivable	8,360	15,507
Prepaid expenses and other	21,810	19,390

Total current assets	95,666	224,185

PROPERTY, PLANT AND EQUIPMENT	8,119	8,119
Less accumulated depreciation	(7,571)	(7,027)

	548	1,092

OTHER ASSETS
Subordinated related party note receivable	390,604	390,604
Investment in Affiliate	—	46,528
Investment in BMI Acquisition Company	5,387,154	3,718,141

Total other assets	5,777,758	4,155,273

TOTAL ASSETS	$5,873,972	$4,380,550

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$19,771	$1,568
Related party payable	13,416	15,414
Accrued liabilities	6,191	3,005
Related party liabilities	377,022	305,223
Customer deposit	25,933	1,039
Current portion of related party note payable	490,000	—

Total current liabilities	932,333	326,249

DEFERRED INCOME TAXES	1,899,514	1,332,050

RELATED PARTY NOTE PAYABLE, net of current portion	—	490,000

STOCKHOLDER’S EQUITY
Common Stock – authorized 1,000,000 shares, no par value issued and outstanding 20,500 shares	205,000	205,000
Retained earnings	2,837,125	2,027,251

Total stockholders’ equity	3,042,125	2,232,251

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,873,972	$4,380,550

See auditor’s report and accompanying notes.

NISHIDA TEKKO AMERICA CORPORATION

STATEMENTS OF INCOME AND RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
CONTRACT REVENUES EARNED	$98,215	$222,758	$1,542,308
COST OF CONTRACT REVENUES	84,137	185,291	1,316,431

GROSS PROFIT	14,078	37,467	225,877
GENERAL AND ADMINISTRATIVE EXPENSES	309,660	227,433	335,042

INCOME FROM OPERATIONS	(295,582)	(189,966)	(109,165)

OTHER INCOME (EXPENSE)
Interest income	28,078	21,003	20,005
Equity earnings in unconsolidated affiliate	1,669,013	892,452	893,685
Interest expense	(23,371)	(29,592)	(40,527)

Total other income (expense)	1,673,720	883,863	873,163

INCOME BEFORE INCOME TAXES	1,378,138	693,898	763,998
INCOME TAX EXPENSE	568,264	298,307	322,417

NET INCOME	809,874	395,591	441,581
RETAINED EARNINGS, beginning of year	2,027,251	1,631,660	1,190,079

RETAINED EARNINGS, end of year	$2,837,125	$2,027,251	$1,631,660

See auditor’s report and accompanying notes.

NISHIDA TEKKO AMERICA CORPORATION

STATEMENT OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	Year Ended December 31,
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$809,874	$395,591	$441,581
Adjustments to reconcile net income to net cash from operating activities
Depreciation	544	544	—
Impairment of investment	46,528	—	—
Equity earnings in unconsolidated affiliate	(1,669,013)	(892,452)	(893,685)
Deferred taxes	567,464	303,434	303,053
Changes in operating assets and liabilities
Related party receivables	7,147	123,745	7,104
Prepaid expenses	(2,420)	(16,840)	34,464
Accounts payable	18,203	(2,685)	(9,862)
Related party payables	(1,998)	(63,688)	70,825
Accrued liabilities	3,186	(5,835)	7,040
Related party liabilities	71,799	131,294	29,143
Customer Deposit	24,894	(2,106)	3,145

Net cash from operating activities	(123,792)	(28,998)	(7,192)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	—	—	(1,636)

Net cash from investing activities	—	—	(1,636)

NET CHANGE IN CASH	(123,792)	(28,998)	(8,828)
CASH AND CASH EQUIVALENTS, beginning of year	189,288	218,286	227,114

CASH AND CASH EQUIVALENTS, end of year	$65,496	$189,288	$218,286

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$—	$—	$316

See auditor’s report and accompanying notes.

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 1 – OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations – Nishida Tekko America Corporation (the “Company”) was incorporated in the State of California as a C-Corporation on August 30, 1994. The Company supplies goods and services to manufacturers and builders of dock and marine facilities throughout the world, primarily in Asia.

Revenue and Cost Recognition – Revenues are derived from cost-plus contracts and are recognized on the basis of costs incurred, plus a mark-up. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

Contract costs include all direct materials, labor and subcontractors, and those indirect costs directly related to contract performance, such as payroll taxes and employee benefits. Other indirect costs, such as equipment rental, repairs and depreciation, are treated as cost of revenues earned, but are not allocated to specific jobs. General and administrative costs are charged to expense as incurred. A provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability, and final contract settlements may result in revisions to costs and income, and are recognized in the period in which the revisions are determined.

Accounts Receivable – Accounts receivable from providing goods and services are based on contract prices. Normal contracts receivable are due 30 days after the issuance of the invoice. Contract retentions are due 30 days after completion of the project and acceptance by the owner. Receivables past due more than 30 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company has established credit policies and historically, the losses related to customer nonpayment have been low; therefore, the Company has elected to not establish an allowance for doubtful accounts as of December 31, 2005 and 2004.

Equipment and Furniture – All equipment and furniture is recorded at cost and consists of computer equipment and office furniture. Depreciation is provided using the straight-line method over estimated useful lives of 3 to 5 years. Accelerated methods are used for income tax reporting purposes.

Depreciation expense on property, plant, and equipment was $544 for 2005 and 2004. No depreciation expense was incurred in 2003.

Income Tax – The Company accounts for income taxes on the liability method. The liability method recognizes the amount of tax payable at the date of the financial statements as a result of all events that have been recognized in the financial statements, as measured by the provisions of currently enacted tax laws and rates. The accumulated tax effect of all temporary differences is presented as deferred federal income tax assets and liabilities within the balance sheet.

Deferred federal income taxes or benefits, and current year taxes and benefits are allocated between the companies based on their share of income before income taxes.

Investment in BMI Acquisition Company – The investment in the unconsolidated affiliate, BMI Acquisition Company, is accounted for by the equity method whereby the Company’s investment is increased by contributions and earnings and decreased by distributions and losses. See Note 7.

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 1 – OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash – For purposes of reporting cash flows, cash includes all cash on hand, in banks and temporary liquid monetary investments with initial maturity periods of less than three months. The Company maintains its cash in bank deposits substantially held with one financial institution in each country which, at times, may exceed federally insured limits.

Financial Instruments and Credit Risk Concentration – Statement of Financial Accounting Standards No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company’s financial instruments include cash and cash equivalents, accounts receivable, loan receivable, accounts payable, accrued liabilities and notes payable. The carrying value of cash and cash equivalents, accounts receivable, loan receivable, accounts payable and accrued liabilities approximates fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of notes payable approximates fair value based on the market interest rates available to the Company for debt of similar risk and maturities.

Financial instruments that potentially expose the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable.

The Company places its cash and cash equivalents with high quality financial institutions. At times, such amounts may be in excess of the FDIC insurance limits. To date, the Company has not experienced any losses related to temporary cash investments.

Concentration of credit risk with respect to trade receivables is controlled through the use of credit approvals, credit limits and monitoring procedures.

Major Customers – Approximately 86%, 99% and 81% of net sales were made to a related party during the years ended December 31, 2005, 2004 and 2003, respectively. At December 31, 2005, 2004 and 2003, there were no trade accounts receivable from this customer.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

NOTE 2 – SUBORDINATED NOTE RECEIVABLE FROM BMI ACQUISITION COMPANY

From December 31, 2003 through 2005, the Company had an unsecured outstanding note receivable from BMI Acquisition Company, an affiliate of the Company (Note 7), in the amount of $390,604. The note is payable in quarterly installments of interest only at the bank’s prime rate plus 1%. The note is subordinated to the bank financing of BMI Acquisition Company and was paid in full during 2006.

Unpaid accrued interest receivable associated with this note of $6,207 as of December 31, 2004, is included on the accompanying balance sheets. There was no unpaid interest receivable as of December 31, 2005.

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 3 – RELATED PARTY NOTES PAYABLE

From December 31, 2003 through 2005, the Company has an outstanding note payable to the shareholder of the Company, in the amount of $490,000. Interest is calculated on the outstanding principal balance at rates ranging from 4.25% to 4.75%.

Unpaid accrued interest associated with this note of $150,822 and $127,451 as of December 31, 2005 and 2004, respectively, is included on the accompanying balance sheets. Interest expense incurred by the Company related to this note payable totaling $23,371, $29,592 and $26,432 for the years ended December 31, 2005, 2004 and 2003, respectively, is included in the accompanying statement of income and retained earnings.

NOTE 4 – INCOME TAXES

The provision for income taxes consists of the following at December 31:

	2005	2004	2003
Provision for income tax
Current	$800	$(5,127)	$18,564
Deferred	469,035	237,358	221,906
Increase in valuation allowance	98,429	66,076	81,974

Income tax expense	$568,264	$298,307	$322,417

The total provision differs from the amount computed by applying federal statutory rates to loss before income taxes due to the following at December 31, 2005:

	Amount	Rate
Provision for income tax at the statutory rate of 34%	$468,567	34.0%
Increase (decrease) in tax resulting from
Change in Valuation Allowance	98,429	7.10
Disallowed expenses and Other	1,268	0.10

Income tax expense	$568,264	41.2%

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 4 – INCOME TAXES (Continued)

The Company has net deferred tax assets which have been reduced to zero through a valuation allowance because of uncertainties relating to utilization of future tax benefits. Tax effects of temporary differences that give rise to deferred tax assets and liabilities, calculated at an effective rate of 34%, consist of the following:

	2005	2004
Deferred Tax Assets
Furniture, fixture and equipment	$370	$185
Net operating loss carryforward	194,803	109,297
Accrued related party interest	51,279	43,333
Valuation allowance	(246,452)	(152,815)

Total deferred tax assets	$—	$—

	2005	2004
Deferred Tax Liabilities
Investment in Affiliated Company	$(1,899,514)	$(1,332,050)

The Company has federal net operating loss carryforwards of approximately $573,000 that will expire in 2022 and 2025, respectively.

NOTE 5 – COMMITMENTS

A Company shareholder has an irrevocable standby letter of credit with a bank to collateralize funding for the United States operations of a related party in the amount of $250,000. This letter of credit expired June 17, 2006.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company reimburses its shareholder for the salary and related expenses for an employee of the shareholder who provides services to the Company. Unpaid accrued salary and related expenses of $226,200 and $177,772 as of December 31, 2005 and 2004, respectively, is included in the accompanying balance sheets. Reimbursable salary expense incurred by the Company of $102,188, $101,702 and $101,013 for the years ended December 31, 2005, 2004 and 2003, respectively, is included in the accompanying statement of income and retained earnings.

The Company reimburses a related party for office space and professional fees. Reimbursable expenses incurred by the Company of $14,400 for each of the years ended December 31, 2005, 2004 and 2003, is included in the accompanying statement of income and retained earnings.

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 7 – INVESTMENT IN BMI ACQUISITION COMPANY

The Company acquired 49% equity interest in BMI Acquisition Company, a company primarily engaged in the manufacture and installation of concrete flotation systems, at a cost of $153,375 in September 1994. The investment in BMI Acquisition Company is accounted for using the equity method.

The financial position of BMI Acquisition Company as of December 31, 2005, 2004 and 2003, is as follows:

	2005	2004
Balance sheet data
Current assets	$26,888,802	$23,526,359
Total assets	32,061,519	27,791,947
Current liabilities	18,795,066	17,811,713
Total liabilities	20,687,837	19,255,422
Net assets of affiliates	11,373,682	8,536,525
Company’s equity in net assets of affiliate	5,573,104	4,182,897
Company’s recorded investment in affiliate	5,387,154	3,718,141

The results of operations of BMI Acquisition Company for the three years ended December 31, is as follows:

	2005	2004	2003
Earnings data
Revenues	$77,556,273	$57,246,294	$44,202,453
Operating income	5,673,869	2,889,090	2,327,050
Net income (loss)	3,406,148	1,821,331	1,823,847
Company’s equity in net income (loss)	1,669,013	892,452	893,685

NOTE 8 – SUBSEQUENT EVENT

Acquisition of BMI Acquisition Company

In an agreement dated January 6, 2006, the Company agreed to redeem all the capital stock held by its affiliates majority stockholders for $6,000,000. Accordingly, BMI Acquisition Company became a wholly-owned subsidiary of the Company. Funding for this redemption was provided by the Company’s stockholder through two loans.

The repayment terms on the first promissory note of $5,593,476 requires four annual payments of $1,200,000 commencing on December 28, 2006 with one final payment of $793,476 due December 28, 2010. Interest is payable quarterly at the Federal Funds Rate plus 1.2% beginning on March 27, 2006.

The repayment terms on the second promissory note of $406,524 requires four annual payments of $80,000 commencing on December 28, 2006 with one final payment of $86,524 due December 28, 2010. Interest is payable quarterly at the Federal Funds Rate plus 1.2% beginning on March 27, 2006.

NISHIDA TEKKO AMERICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004 AND 2003

NOTE 8 – SUBSEQUENT EVENT (Continued)

Acquisition of Nishida Tekko America Corporation

On July 21, 2006, Ambassadors International, Inc. (“Ambassadors”), through its wholly-owned subsidiary, Ambassadors Marine Group, LLC (“Ambassadors Marine”), acquired the outstanding capital stock of the Company, pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), by and among Ambassadors Marine, Nishida Tekko Corporation, (“NTC”), the Company and BMI Acquisition Company, a wholly-owned subsidiary of the Company as of January 6, 2006. NTC is the parent Company of Nishida Tekko America Corporation.

Pursuant to the Purchase Agreement, Ambassadors, through Ambassadors Marine, purchased all of the outstanding capital stock of the Company for $7.0 million in cash and the repayment of approximately $6.0 million of outstanding debt of the Company. In addition, Ambassadors Marine and NTC entered into an option agreement pursuant to which NTC was granted a five year option to acquire an approximate 25% interest in Bellingham Marine through the acquisition of 49% of the outstanding stock of NTA at a purchase price not to exceed $3,430,000, plus seven percent annualized interest.